Exhibit 10.13 Aramark RESTRICTED STOCK UNIT AWARD (Time Vesting) 1. Grant of RSUs. The Company hereby grants the number of Restricted Stock Units (“RSUs”) set forth on the Certificate of Grant of the Restricted Stock Units attached to this Award and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Aramark (formerly known as Aramark Holdings Corporation) Amended and Restated 2013 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Award. Each RSU represents the unfunded, unsecured right of the Participant to receive a share of Common Stock, (as specified below) of the Company (each a “Share”), on the dates specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan and the Certificate of Grant. 2. Payment of Shares. (a) The Company shall, subject to the remainder of this Award, transfer to the Participant a number of Shares of the Company equal to the number of RSUs granted to the Participant under this Award at such time as the Participant becomes vested in the right to such transfer (x) as set forth on the Certificate of Grant under “Vesting Date”, so long as the Participant remains employed with the Company or any of its Affiliates through such Vesting Date, or (y) as otherwise provided in Section 2(b) or (c) below (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date). (b) Notwithstanding Section 2(a) of this Award, (i) upon a Participant’s Disability or Termination of Relationship prior to the final Vesting Date as a result of the Participant’s death (each, a “Special Termination”), the installment of RSUs scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become vested RSUs pursuant to which Shares equal to the number of RSUs scheduled to vest on the next Vesting Date shall be transferred, and the remaining RSUs which are not then vested shall be forfeited; (ii) upon a Termination of Relationship prior to the final Vesting Date as a result of the Participant’s Retirement (other than a “Retirement with Notice” as defined below), the installment of RSUs scheduled to vest on the next Vesting Date immediately following such Special Termination shall remain outstanding and become vested RSUs on such next Vesting Date, at which time the Shares equal to the number of vested RSUs shall be transferred, and the remaining RSUs which are not then vested shall be forfeited; (iii) upon a Termination of Relationship prior to the final Vesting Date as a result of the Participant’s Retirement with Notice, the installment of RSUs scheduled to vest on the next two Vesting Dates (or one Vesting Date if there is only one remaining Vesting Date) following such Retirement with Notice shall remain outstanding and become vested RSUs on such future Vesting Date(s), at which time the Shares equal to the number of vested RSUs on such Vesting Date(s) shall be transferred, and the remaining RSUs which do not become vested pursuant to this clause (iii) shall be forfeited; and (iv) upon a Termination of Relationship for any reason other than as set forth in clauses (i), (ii) and (iii) above, all outstanding RSUs shall be forfeited and immediately cancelled. https://www.sec.gOv/Archives/edgar/data/1584509/000158450920000230/ex101092020xformofrsua.htm 1/8